AMENDMENT TO THE DISTRIBUTION AGREEMENT BETWEEN

OLD MUTUAL ADVISOR FUNDS

AND OLD MUTUAL INVESTMENT PARTNERS DATED SEPTEMBER 7, 2004

AS AMENDED JUNE 29, 2006

1.	Exhibit A is hereby amended to state as follows:

This Agreement relates to the following Portfolios of the Trust:

Old Mutual Asset Allocation Conservative Portfolio

Old Mutual Asset Allocation Balanced Portfolio

Old Mutual Asset Allocation Moderate Growth Portfolio

Old Mutual Asset Allocation Growth Portfolio

Old Mutual Copper Rock Emerging Growth Fund

Old Mutual Analytic Defensive Equity Fund

Old Mutual Clay Finlay China Fund

Old Mutual Clay Finlay Emerging Markets Fund

Old Mutual International Equity Fund

Old Mutual Analytic VA Global Defensive Equity Fund

Old Mutual VA Asset Allocation Conservative Portfolio

Old Mutual VA Asset Allocation Balanced Portfolio

Old Mutual VA Asset Allocation Moderate Growth Portfolio

Old Mutual VA Asset Allocation Growth Portfolio

Old Mutual Analytic VA Defensive Equity Portfolio

Old Mutual Analytic VA Global Defensive Equity Portfolio

OLD MUTUAL ADVISOR FUNDS	OLD MUTUAL INVESTMENT PARTNERS

By: /s/ Andra C. Ozols	By: /s/ Michael Rose

Name: Andra C. Ozols	Name: Michael Rose

Title: Vice President & Secretary	Title: President